CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders Putnam Managed High Yield Trust and Putnam High Yield Trust:

We consent to the use of our report dated October 11, 2005 for Putnam High Yield Trust and our report dated July 13, 2005 for Putnam Managed High Yield Trust incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the Prospectus/Proxy Statement and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

KMPG LLP Boston, Massachusetts